LIMITED ACCESS State Street Corporation Fourth-Quarter and Full-Year 2013 Financial Highlights January 24, 2014 Exhibit 99.3

2 Forward-Looking Statements This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "plan," "expect,“ ”intend,” “forecast,” “outlook," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target," "strategy" and "goal," or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to January 24, 2014. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the current sovereign-debt risks in Europe and other regions; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement the Dodd-Frank Act, the Basel II and Basel III capital and liquidity standards, and European legislation with respect to the levels of regulatory capital we must maintain, our credit exposure to third parties, margin requirements applicable to derivatives, banking and financial activities and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our structure or operating model, increased costs or other changes to how we provide services; adverse changes in the regulatory capital ratios that we are required to meet, whether arising under the Dodd-Frank Act, the Basel II or Basel III capital and liquidity standards or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in calculating our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and equity purchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted; changes in law or regulation that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations or those of our clients and our regulators; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; delays or difficulties in the execution of our previously announced Business Operations and Information Technology Transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program and may cause volatility of our earnings; the results of, and costs associated with, government investigations, litigation, and similar claims, disputes, or proceedings; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the valuation of assets underlying those pools; adverse publicity or other reputational harm; dependencies on information technology, complexities and costs of protecting the security of our systems and difficulties with protecting our intellectual property rights; our ability to grow revenue, control expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements; potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation, and perceptions of State Street as a suitable service provider or counterparty; potential changes in how and in what amounts clients compensate us for our services, and the mix of services provided by us that clients choose; the ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; our ability to control operating risks, data security breach risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2012 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, January 24, 2014, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date. This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its fourth- quarter and full-year 2013 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website and is incorporated herein by reference.

3 • GAAP-basis earnings per share, or EPS, of $1.22 increased from $1.17 in Q3 ’13 and from $1.00 in Q4 ’12 – Q4 ’13 includes a $71 million ($0.16 per share) out-of-period income tax benefit associated with the completion of a multi-year project related to our deferred tax accounts – Q4 ’13 includes $45 million ($0.06 per share) of pre-tax provisions associated with previously disclosed litigation and non-U.S. regulatory matters • Total GAAP-basis revenue increased to $2.46 billion from $2.43 billion in Q3 ’13 and from $2.45 billion in Q4 ’12 • Operating-basis(1) EPS of $1.15 was down 3.4% from $1.19 in Q3 ’13 and was up 3.6% from $1.11 in Q4 ’12 • Total operating-basis(1) revenue was $2.53 billion, up 2.4% from $2.47 billion in Q3 ’13 and up 2.6% from $2.46 billion in Q4 ’12 • Core total asset servicing and asset management fees of $1.52 billion were up $2.4% from $1.49 billion in Q3 ’13 and up 7.9% from $1.41 billion in Q4 ’12 • New business(2) – New assets to be serviced of $392 billion, including 41 new alternative asset servicing mandates – Net new assets to be managed by SSgA of $5 billion – Pipeline remains strong and well diversified (1) Includes operating-basis (non-GAAP) financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) New business in assets to be serviced is reflected in our assets under custody and administration after we begin servicing the assets. As such, only a portion of these new assets to be serviced is reflected in our assets under custody and administration as of December 31, 2013. Distribution fees from the SPDR® Gold Exchange-Traded Fund, or ETF, are recorded in brokerage and other fee revenue and not in management fee revenue. Fourth-Quarter 2013 Financial Summary(1)

4 Summary of Full-Year 2013 GAAP-Basis Financial Results (1) (1) Amount reflected a credit of $277 million, composed of a benefit of $362 million related to claims associated with the 2008 Lehman Brothers bankruptcy, partly offset by provisions for litigation exposure and other costs of $85 million, recorded in the third quarter of 2012. $ in millions, except per share data 2013 2012 % change Revenue 9,884$ 9,649$ 2.4% Expenses 7,192 6,886 4.4 Earnings per share (EPS) 4.62 4.20 10.0 Retur on average common equity (ROE) 10.5% 10.3% Pre-tax operating margin 27.2 28.7 Average diluted common shares outstanding 455.2 481.1

5 Summary of Fourth-Quarter 2013 GAAP-Basis Financial Results $ in millions, except per share data Q4 '13 Q3 '13 Q4 '12 vs Q3 '13 vs Q4 '12 Revenue 2,464$ 2,425$ 2,449$ 1.6% 0.6% Expenses 1,846 1,722 1,864 7.2 (1.0) EPS 1.22 1.17 1.00 4.3 22.0 ROE 10.9% 10.8% 9.3% Pre-tax operating margin 24.8 29.0 24.0 Average diluted common shares outstanding 445.2 452.2 467.5 % change

6 GAAP-Basis Revenue $ in millions Q4 '13 Q3 '13 Q4 '12 Servicing fees 1,232$ 1.7% 7.1% Management fees 290 5.1 11.5 Trading services revenue 228 (10.9) (6.2) Securities finance revenue 76 2.7 2.7 Processing fees and other revenue 53 (19.7) (32.9) Net interest revenue 585 7.1 (5.9) Gains (losses) related to investment securities, net - 100.0 (100.0) Total revenue 2,464$ 1.6% 0.6% % change

7 GAAP-Basis Expenses $ in millions Q4 '13 Q3 '13 Q4 '12 Compensation and employee benefits 945$ 4.7% 3.3% Information systems and communications 228 (3.0) (2.6) Transaction processing services 182 (1.6) 1.7 Occupancy 124 9.7 2.5 Acquisition and restructuring costs 30 - (78.4) Other 337 31.6 22.1 Total expenses 1,846$ 7.2% (1.0)% % change

8 Fourth-Quarter and Full-Year 2013 Financial Highlights(1) • Key operating-basis (non-GAAP)(1) financial metrics – EPS of $1.15 for Q4 ’13, decreased 3.4% from Q3 ’13 and increased 3.6% from Q4 ’12 – EPS of $4.54 for the year ended December 31, 2013, a 14.9% increase compared to full-year 2012 – Total revenue of $2.5 billion for Q4 ’13, increased 2.4% from Q3 ’13 and increased 2.6% from Q4 ’12 – Pre-tax operating margin of 30.1% for Q4 ’13 and for the year ended December 31, 2013; 30.5% for Q4 ’12 – Return on equity of 10.3% for the year ended December 31, 2013; 10.3% for Q4 ’13 • Operating-basis (non-GAAP)(1) fee revenue – Total fee revenue for Q4 ’13 was $1.9 billion, an increase of 4.9% compared to Q4 ’12 – Total fee revenue for the year ended December 31, 2013 increased 7.4% to $7.7 billion compared to full-year 2012 – Total fee revenue growth for full-year 2013 and Q4 ’13 compared to the same periods in 2012 was primarily due to equity market appreciation, net new business, and increased volumes related to foreign exchange trading • Operating-basis (non-GAAP)(1) expenses – Continued good execution in managing expenses – Achieved positive operating leverage(2) of 171 bps for full-year 2013 compared to full-year 2012 – Business Operations and Information Technology Transformation program delivered additional pre-tax expense savings(3) in 2013 of approximately $220 million – Overall program pre-tax run-rate expense savings(3) expected to be in the range of $575 million to $625 million by 2015, unchanged from initial plan – Increase in Q4 ’13 operating-basis expenses of 4.3% compared to Q3 ’13 primarily due to higher compensation and employee benefits, occupancy and other expenses (1) Represents operating-basis (non-GAAP) financial information. Operating-basis financial highlights are a non-GAAP presentation. See pages 4-7 of this presentation for a GAAP-basis presentation of the referenced information for the relevant periods. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. Operating leverage comparing the year ended December 31, 2013 to the same period in 2012 and the fourth quarter of 2013 to each of the third quarter of 2013 and the fourth quarter of 2012 is presented in the addendum linked to this presentation. (3) Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating-basis expenses. Actual total expenses of the Company have increased since 2010, and may increase or decrease in the future, due to other factors.

9 Fourth-Quarter and Full-Year 2013 Financial Highlights(1) (Continued) • Operating-basis (non-GAAP)(1) net interest revenue (NIR) and net interest margin (NIM) – Operating-basis NIR(1) and NIM(1) were pressured by the low interest-rate environment – Q4 ’13 NIR increased 7.8% to $596 million from Q3 ’13 due to $19 million in interest revenue associated with a municipal security that was previously impaired, higher interest earning assets, and lower mortgage prepayments – Q4 ’13 NIM of 1.30% increased from 1.27% in Q3 ’13; excluding $19 million in interest revenue associated with a municipal security that was previously impaired, Q4 ’13 operating-basis NIM was 1.25% • Strong capital position – Return of capital to shareholders through common stock purchases and dividends – Purchased approximately 8.0 million shares of our common stock in Q4 ’13, at an average price of $69.98 per share for a total cost of approximately $560 million, under the March 2013 program authorizing the purchase of up to $2.1 billion of common stock through March 31, 2014 – Declared a $0.26-per-share quarterly common stock dividend in Q4 ’13 – Declared a non-cumulative quarterly perpetual preferred stock Series C dividend of $0.33 per depositary share in Q4 ’13 – Capital ratios remain strong(2) – Tier 1 common ratio was 15.5% as of December 31, 2013, as calculated using currently applicable regulatory requirements under Basel I rules – Estimated pro forma Basel III tier 1 common ratio as of December 31, 2013 was 10.1% (standardized approach) and 11.8% (advanced approach), each calculated in conformity with the July 2013 final rule issued by the Federal Reserve. Under the final rule, the lower of the Basel III tier 1 common ratios calculated by us under the standardized and advanced approaches will apply in the assessment of our capital adequacy for regulatory purposes (1) Includes operating-basis (non-GAAP) financial information where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Estimated pro forma Basel III tier 1 common ratios are preliminary, reflect tier 1 common equity calculated under the July 2013 final rule as applicable on its January 1, 2014 effective date and are based on State Street’s present interpretations, expectations and understanding of the final rule. Refer to pages 15 and 17 of this presentation for important information about the July 2013 final rule, State Street's calculations of its tier 1 common ratios thereunder and factors that could influence State Street's calculation of its tier 1 common ratios. Unless otherwise specified, all capital ratios referenced in this presentation refer to State Street and not State Street Bank and Trust Company. Refer to the addendum linked to this presentation for a further description of these ratios, and for reconciliations applicable to State Street’s tier 1 common ratio.

10 Summary of Full-Year 2013 Operating-Basis (Non-GAAP) Financial Results(1) (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. Achieved Positive Operating Leverage compared to Full-Year 2012(2) $ in millions, except per share data 2013 2012 Change Revenue 10,047$ 9,730$ 3.3% Expenses 7,012 6,905 1.5 EPS 4.54 3.95 14.9 ROE 10.3% 9.7% Net interest margin 1.30 1.46 Pre-tax operating margin 30.1 29.1 Operating leverage(2) 171 bps Average diluted shares outstanding 455.2 481.1

11 Summary of Fourth-Quarter 2013 Operating-Basis (Non-GAAP) Financial Results(1) (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. $ in millions, except per share data Q4 '13 Q3 '13 Q4 '12 vs Q3 '13 vs Q4 '12 Revenue 2,528$ 2,469$ 2,463$ 2.4% 2.6% Expenses 1,760 1,687 1,714 4.3 2.7 EPS 1.15 1.19 1.11 (3.4) 3.6 ROE 10.3% 11.0% 10.3% Net interest margin 1.30 1.27 1.36 Pre-tax operating margin 30.1 31.7 30.5 Operating leverage(2) (194) bps (4) bps Average diluted common shares outstanding 445.2 452.2 467.5 Change

STATE STREET

Operating-Basis (Non-GAAP) Revenue[1]

$ in millions	Q4 '13	% change Q3 '13	% change Q4 '12
Servicing fees	$ 1,232	1.7%	7.1%
Management fees	290	5.1	11.5
Trading services revenue	228	(10.9)	(6.2)
Securities finance revenue	76	2.7	2.7
Processing fees and other revenue	106	2.9	(7.8)
Net interest revenue	596	7.8	(0.7)
Gains (losses) related to investment securities, net	-	100.0	(100.0)
Total operating-basis revenue	$ 2,528	2.4%	2.6%

Continued Strength in Core Business

Key Drivers

- Compared to both Q3 '13 and Q4 '12, growth in servicing fees primarily due to stronger global equity markets and net new business
- Management fees increased on both a sequential-quarter basis and compared to Q4 '12 primarily due to stronger global equity markets
- Trading services revenue decreased from Q3 '13 primarily due to lower foreign-exchange trading from lower market volatility. Compared to Q4 '12, trading services revenue declined primarily due to a decrease in distribution fees associated with the SPDR® Gold ETF, partially offset by an increase in foreign-exchange trading
- Securities finance revenue increased modestly compared to both Q3 '13 and Q4 '12. Average securities on loan were relatively unchanged compared to Q3 '13 at approximately $315 billion
- Processing fees and other revenue increased compared to Q3 '13, primarily due to an increase in revenue associated with tax-advantaged investments, and decreased compared to Q4 '12 primarily due to the sale of a Lehman Brothers-related asset and a gain on the sale of an investment related to one of our joint ventures, both recorded in Q4 '12
- NIR increased on a sequential-quarter basis primarily due to $19 million in interest revenue associated with a previously impaired municipal security, higher interest-earning assets, and lower mortgage prepayments
- NIM increased to 130 bps in Q4 '13 from 127 bps in Q3 '13. Excluding $19 million in interest revenue associated with a municipal security that was previously impaired, operating-basis net interest margin in Q4 '13 was 125 bps

(1) Results presented on an operating basis, a non-GAAP presentation, where applicable. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

12

13 Operating-Basis (Non-GAAP) Expenses(1) Key Drivers • Compensation and employee benefits expenses increased in Q4 ’13 compared to Q3 ’13 as a result of benefit plan changes in Q3 ’13, as well as increased costs to support new business. Compared to Q4 ‘12, the increase in compensation and employee benefits expenses was primarily due to higher incentive compensation and increased costs to support new business, partially offset by savings associated with the execution of cost reduction programs • Occupancy expenses increased on both a sequential and year-ago quarter basis, primarily reflecting the effect of a one-time $8 million charge in Q4 ’13 associated with a sublease negotiation • Compared to Q3 ’13, increase primarily due to higher securities processing costs, professional services fees and sales promotion costs. Other expenses for Q4 ‘13 included $28 million of securities processing costs offset by Lehman Brothers-related gains and recoveries. Compared to Q4 ’12, other expenses increased primarily due to higher securities processing costs Continued Strong Expense Management (1) Results presented on an operating basis, a non-GAAP presentation, where applicable. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. . $ in millions Q4 '13 Q3 '13 Q4 '12 Compensation and employee benefits 934$ 3.4% 2.1% Information systems and communications 228 (3.0) (2.6) Transaction processing services 182 (1.6) 1.7 Occupancy 124 9.7 2.5 Other 292 16.3 10.2 Total operati g-ba is expenses 1,760$ 4.3% 2.7% % change

14 Balance Sheet Highlights Fourth-Quarter 2013(1) (2) Investment Portfolio • Size: $117 billion, unchanged from end of Q3 ’13 • Credit profile: approximately 89% AAA / AA • Fixed-rate/floating-rate mix: 44% / 56% • Duration: 1.9 years • Unrealized after-tax mark-to-market (MTM) loss: $213 million • Other-than-temporary impairment (OTTI): $3 million • Purchased $5.2 billion in Q4 ’13; average tax-equivalent yield: 2.02% • Discount accretion of $31 million in Q4 ’13 related to former conduit assets; approximately $572 million expected to accrue over the remaining lives of the former conduit securities(3) Interest rate risk metrics • Economic value of equity (EVE)(4): (14.9)% of total regulatory capital(5) as of December 31, 2013, versus (14.1)% as of September 30, 2013, and (17.0)% as of December 31, 2012 in the up-200-bps shock to quarter-end interest-rate levels hypothetical scenario • Unrealized after-tax MTM loss sensitivity: approximately $(1.2) billion after-tax in the up-100- bps shock to quarter-end interest-rate levels hypothetical scenario • Duration gap: 0.42 years; Q4 ’13 range: 0.42 years to 0.51 years Other Balance Sheet Activity • Purchased senior secured bank loans: $931 million in total, floating rate, primarily BB/B-rated • Recorded $6 million loan loss provision related to the aggregate senior secured bank loan portfolio (1) As of period-end where applicable. (2) See appendix included with this presentation for a description of the investment portfolio. (3) Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. (4) For additional information regarding EVE, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in State Street’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its subsequent Quarterly Reports on Form 10-Q, filed with the SEC. (5) Total regulatory capital is defined as the sum of tier 1 and tier 2 risk-based capital.

15 Capital Footnotes (1), (2) and (3) provided on page 17. Fourth-Quarter 2013 Highlights • Maintained a strong capital position • In Q4 ’13, purchased approximately 8.0 million common shares at an average price of $69.98 per share and a total cost of approximately $560 million • As of December 31, 2013, $420 million remained available for purchase under the March 2013 program, authorizing the purchase of up to $2.1 billion of common stock through March 31, 2014 Returning Capital to Shareholders Remains a Priority While Maintaining a Strong Capital Position Capital Ratios as of December 31, 2013(1) Total capital 19.7% Tier 1 capital 17.3% Tier 1 leverage State Street Corporation 6.9% State Street Bank and Trust Company 6.4% Tier 1 common 15.5% Tangible common equity (TCE) 6.6% Estimated pro forma Basel III tier 1 common ratio as of December 31, 2013(2) Estimated pro forma tier 1 common ratio calculated under July 2013 Basel III final rule, as of December 31, 2013 (standardized approach) 10.1% Estimated pro forma tier 1 common ratio calculated under July 2013 Basel III final rule, as of December 31, 2013 (advanced approach) 11.8% Estimated pro f rma Basel III Supplementary Leverage Ratio as of December 31, 2013(3) State Street Corporation 5.2% State Street Bank and Trust Company 5.0%

16 Outlook for 2014(1) Expectations: • Full-year 2014 revenue growth of 3-5% compared to 2013, under the following assumptions: – Strong execution of our top priorities – Modest increases in market interest rates by later in 2014 – Equity markets to remain close to year-end 2013 levels for full-year 2014 – Improvement in market conditions for both our securities finance and trading businesses • Continue diligent expense control and invest in long-term growth initiatives – Target positive operating leverage for full-year 2014(2) – Expect to achieve an incremental $130 million in total pre-tax expense savings from our Business Operations and IT Transformation program(3) – Will continue to invest in growth initiatives – Expect upward pressure on regulatory compliance costs • First-quarter 2014 compensation and employee benefits expense related to retirement-eligible employees and payroll taxes expected to increase – Incremental amount attributed to equity compensation for retirement-eligible employees and payroll taxes to be approximately $150 million, compared to $118 million in 2013 • Operating-basis(1) effective tax rate to be relatively unchanged from 2013 • Optimization of strong capital position and return of capital to shareholders (1) Results presented on an operating basis, a non-GAAP presentation. Refer to addendum included with this presentation for explanations of our non-GAAP financial measures. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. (3) Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating-basis expenses. Actual total expenses of the Company have increased since 2010, and may in the future increase or decrease, due to other factors.

17 (1) Unless otherwise specified, all capital ratios referenced above and elsewhere in this presentation refer to State Street and not State Street Bank and Trust Company, or State Street Bank. Refer to the addendum linked to this presentation for a further description of these ratios, and for reconciliations applicable to State Street's tier 1 common and tangible common equity, or TCE, ratios presented above. (2) On July 2, 2013, the Federal Reserve issued a rule intended to implement the Basel III framework in the U.S. The final rule consolidated, with revisions, three separate Notices of Proposed Rulemaking, or NPRs, originally issued by the Federal Reserve in June 2012. Provisions of the Basel III final rule become effective under a transition timetable, which began on January 1, 2014. The timing of the application of the provisions of the final rule related to the calculation of risk-weighted assets will depend on State Street’s completion of a required qualification period. Under the final rule, the lower of State Street’s tier 1 common ratio calculated under the Basel III advanced approach, referred to as the advanced approach, and under the Basel III standardized approach, referred to as the standardized approach, will be State Street’s effective tier 1 common ratio used in connection with the assessment of its capital adequacy for regulatory purposes. These calculations differ from calculations done in conformity with the June 2012 NPRs. The estimated pro forma Basel III tier 1 common ratios presented in the table above as of December 31, 2013 are preliminary estimates by State Street, calculated in conformity with the advanced and standardized approaches in the July 2013 final rule. Each of these calculations reflects tier 1 common equity calculated under the final rule as applicable on its January 1, 2014 effective date and is based on State Street's present interpretations, expectations and understanding of the final rule as of January 24, 2014. The estimated pro forma Basel III tier 1 common ratio as of December 31, 2013, calculated in conformity with the advanced approach in the July 2013 final rule, reflects calculations and determinations with respect to State Street's capital and related matters as of December 31, 2013, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems”, in effect and used by State Street for those purposes as of January 24, 2014. Significant components of these advanced systems involve the exercise of judgment by State Street and its regulators, and these advanced systems may not accurately represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, State Street expects that its advanced systems and its capital ratios calculated in conformity with the Basel III framework will change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. Refer to the addendum linked to this presentation for information concerning the specified capital ratios and for reconciliations of State Street's estimated pro forma Basel III tier 1 common ratios to the tier 1 common ratio calculated using currently applicable regulatory requirements under Basel I rules. (3) On July 9, 2013, the Federal Reserve and the FDIC issued an NPR proposing to enhance leverage ratio standards for U.S. bank holding companies with at least $700 billion in consolidated total assets or at least $10 trillion in total assets under custody, and their insured depository institution subsidiaries. If adopted, these enhanced standards would apply to State Street and State Street Bank, and would require State Street and State Street Bank to maintain Basel III supplementary leverage ratios of at least 5% and 6%, respectively, in order to avoid specified restrictions on capital distributions and other consequences. These proposed enhancements serve as an “add-on” requirement to the similar 3% minimum supplementary leverage ratio proposed by the Basel Committee and reflected in the Federal Reserve’s July 2013 final rule described in note (2) above. The estimated pro forma Basel III supplementary leverage ratios presented above for State Street and State Street Bank are preliminary estimates, calculated in conformity with the July 2013 NPR. Each of these calculations is based on State Street's present interpretations, expectations and understanding of the July 2013 NPR as of January 24, 2014. The proposed supplementary leverage ratio is calculated as the simple arithmetic mean of the ratios of tier 1 capital to total leverage exposure, each calculated in conformity with the July 2013 final rule, as of the last day of each month in the reporting quarter. Total leverage exposure is defined as the sum of on-balance sheet assets, net of amounts deducted from tier 1 capital, as defined, plus certain off-balance sheet exposures, including, for example, the potential future exposure of derivative contracts and unfunded lending and other commitments. This calculation differs from the tier 1 leverage ratio calculated in conformity with currently applicable regulatory requirements, referred to as Basel I, which ratio is calculated as the ratio of tier 1 capital as of the end of the reporting quarter to adjusted quarterly average on-balance sheet assets, as defined. The Basel I ratio does not include off- balance sheet exposures. Footnotes to Page 15

18 APPENDIX A. Investment Portfolio B. Non-GAAP Measures and Capital Ratios Pages 19-25 26

19 A. Investment Portfolio

20 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $49 billion $50 billion $18 billion Investment Portfolio Investment Portfolio as of December 31, 2013

STATE STREET.

Investment Portfolio

Investment Portfolio Detail as of December 31, 2013

- 89% rated AAA / AA
- Constructed to perform well through periods of economic weakness
- Unrealized after-tax available for sale (AFS) gain, and held to maturity (HTM) mark-to-market (MTM) loss net to = $(213)M[1]
- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	U.S. Treasuries & Agencies[2]	AAA	AA	A	BBB	<BBB	Not Rated[3]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
12/31/13	$29.6	$51.7	$22.4	$7.7	$3.4	$2.2	$0.1	$117.1	$(213)
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$697
	31%	38%	19%	7%	3%	2%	0%	100%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	30%	45%	14%	7%	2%	2%	0%	100%	
12/31/10		$74.8	$10.6	$5.5	$2.3	$1.9	$0.2	$95.3	$(504)
		79%	11%	6%	2%	2%	0%	100%	
12/31/09		$67.9	$11.3	$6.8	$3.5	$7.5	$0.3	$97.3	$(2,286)
		70%	11%	7%	4%	8%	0%	100%	

Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

(1) At 12/31/13: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $9 million, after-tax unrealized loss on securities held to maturity of $(105) million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(117) million.

(2) Beginning in August 2011, U.S. Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately in the table above and not included in either the AAA or AA classifications.

(3) Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

21

STATE STREET.

Investment Portfolio

Holdings by Asset Class as of December 31, 2013

Investment	Ratings(1) UST / AGY	AAA	AA	A	BBB	<BBB	Not Rated	Book Value ($B)	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)(2)	Fixed Rate / Floating Rate
Government/Agency securities	60%	22%	18%	—	—	—	—	$9.5	8.1%	$(257)	92% / 8%
Asset-backed securities	—	69%	23%	4%	1%	3%	—	55.0	47.0	77	3% / 97%
Mortgage-backed securities	92%	3%	1%	1%	1%	2%	—	25.9	22.1	(102)	83% / 17%
Commercial mortgage-backed securities	2%	83%	7%	7%	1%	—	—	6.1	5.2	(2)	64% / 36%
Corporate bonds	—	—	13%	53%	34%	—	—	6.5	5.6	80	94% / 6%
Covered bonds	—	100%	—	—	—	—	—	2.3	2.0	9	31% / 69%
Municipal bonds	—	21%	66%	11%	1%	—	1%	8.0	6.8	(10)	99% / 1%
Clipper tax-exempt bonds/other	—	40%	43%	15%	1%	—	1%	3.8	3.2	(8)	24% / 76%
TOTAL PORTFOLIO	26%	44%	19%	6%	3%	2%	0%	$117.1	100.0%	$(213)	44% / 56%

Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

(1) U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.

(2) At 12/31/13: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $9 million, after-tax unrealized loss on securities held to maturity of $(105) million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(117) million.

22

23 Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Student Loans — 30% 65% 4% — 1% — $16.3 29.6% $(108) Credit Cards — 98% 2% — — — — 10.8 19.6 (5) Auto/Equipment — 99% — 1% — — — 5.5 10.0 7 Non-US RMBS — 83% 4% 6% 2% 5% — 15.1 27.5 157 CLOs — 79% 21% — — — — 5.7 10.4 71 Sub-Prime — 3% 3% 26% 15% 53% — 1.3 2.4 (52) HELOC — — — 100% — — — 0.0 0.0 (1) Other — — 3% 40% 56% 1% — 0.3 0.5 8 TOTAL ABS — 69% 23% 4% 1% 3% — $55.0 100.0% $77 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. (1) U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. RMBS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit Investment Portfolio Asset-backed Securities Holdings as of December 31, 2013

24 Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Agency MBS 100% — — — — — — $23.7 74.1% $(103) Non-Agency MBS — 39% 7% 14% 13% 27% 0% 2.2 6.9 1 CMBS 2% 83% 7% 7% 1% — — 6.1 19.0 (2) TOTAL MBS 74% 19% 2% 2% 1% 2% — $32.0 100.0% $(104) Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. (1) U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. Investment Portfolio Mortgage-backed Securities Holdings as of December 31, 2013

25 Non-U.S. Investments: Ratings Non-U.S. Investments: Asset Class (1) Sovereign debt is reflected in the government agency column. (2) Country of collateral used except for corporates, where country of issuer is used. Excludes equity securities of approximately $8.5 million. (1) Investment Portfolio Non-U.S. Investment Summary as of December 31, 2013 December 31, 2013 Book Book Value ($B) Value Average Gov't/ ABS ABS Corporate Covered ($B) Rating Agency (1) FRMBS All Other Bonds Bonds Other United Kingdom 10.6$ AAA -$ 7.4$ 2.6$ 0.4$ 0.2$ -$ Australia 5.8 AA - 3.2 0.9 0.2 0.6 0.9 Netherlands 4.4 AAA - 4.0 0.1 0.1 0.2 - Germany 2.6 AAA - - 2.6 - - - Canada 2.6 AAA 2.1 - - 0.3 0.2 - France 1.6 AAA - - 0.8 0.2 0.6 - Japan 1.0 AA 0.9 - - 0.1 - - Korea 0.7 AA 0.7 - - - - - Norway 0.4 AAA - - 0.1 - 0.3 - Finland 0.4 AAA - - 0.1 - 0.3 - Italy 0.3 BBB - 0.1 - 0.2 - - Spain 0.3 BBB - 0.2 0.1 - - - Irela d 0.1 B - 0.1 - - - - Portugal 0.1 BB - 0.1 - - - - Other 0.4 AA - - 0.1 0.2 0.1 - Non-U.S. Investments (2) 31.3$ 3.7$ 15.1$ 7.4$ 1.7$ 2.5$ 0.9$ U.S. Investments 85.8 Total Portfolio 117.1$ AAA 79.8% AA 8.9% A 5.9% BBB 2.9% BB 1.8% <BB 0.7% Gov't/Agency, 11.8% ABS: FRMBS, 48.3% ABS: All Other, 23.6% Corp, 5.4% Covered, 8.0% Other, 2.9%

26 B. Non-GAAP Measures and Capital Ratios Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Financial Trends”.